Exhibit 10.1
FIRST AMENDMENT TO BUSINESS LOAN AND SECURITY AGREEMENT
     This First Amendment (“First Amendment”) dated as of April 19, 2007, for reference purposes, is made to the BUSINESS LOAN AND SECURITY AGREEMENT (the “Domestic Agreement”) entered into as of January 16, 2007, by and between Mid-Peninsula Bank, part of Greater Bay Bank N.A. (“Bank”) and Iridex Corporation (“Borrower”), combining two credit facilities provided by Bank to Borrower, with one facility being a $6,000,000 principal amount asset-based revolving line of credit (“Line of Credit”) and the other facility being a $6,000,000 principal amount term loan (“Term Loan”).
Recitals
     A.     The Line of Credit under the Domestic Agreement includes a $3,000,000 principal amount export-import revolving line of credit (“Exim Sub-Limit Line”) guaranteed by the Export-Import Bank of the United States (“Exim Bank”).
     B.     Based upon the financial performance of Borrower during the quarter ended March 31, 2007, Borrower has requested a waiver of certain covenants contained in the Domestic Agreement.
     C.     Borrower also has requested an adjustment to the Exim Sub-Limit Line to increase the limit of the principal amount under the Exim Sub-Limit Line to $5,000,000.
     D.     Bank is willing to provided a one-time waiver of certain covenants of the Domestic Agreement as expressly provided in the waiver letter (“Waiver Letter”) dated the same date as this First Amendment on the conditions and subject to the terms of this First Amendment and an amendment to that certain Export-Import Bank Loan and Security Agreement entered into as of January 16, 2007, by and between Bank and Borrower, similar to this First Amendment and dated the same date as this First Amendment, and also is willing to increase the Exim Sub-Limit Line to the principal amount of $5,000,000.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged and confirmed, the parties agree as follows:
     1.     This First Amendment shall amend, modify and supersede as expressly described below, or to the extent of any inconsistencies, the provisions of the Domestic Agreement. Except as expressly amended hereby, all provisions of the Domestic Agreement shall remain in full force and effect and the parties hereby ratify the terms and conditions of the Domestic Agreement as amended herein. All defined terms used in this First Amendment shall have the same meanings ascribed to them in the Domestic Agreement unless otherwise expressly defined herein.
     2.     The third sentence of Section 1, RECITALS, of the Domestic Agreement is deleted and replaced in its entirety with the following sentence: This Agreement combines two credit facilities, namely (i) a $6,000,000 principal amount, asset-based revolving line of credit (“Line of Credit”), including, if approved by the Export-Import Bank of the United States (“Exim Bank”), the $5,000,000 principal amount export-import revolving line of credit to be guaranteed by the Exim Bank (“Exim Sub-Limit Line”) to be provided by Lender to Borrower under the terms and conditions of the Export-Import Bank Loan and Security Agreement (“Exim Agreement”) between Lender and Borrower dated the same date as this Agreement, and the Borrower Agreement (as amended, supplemented or modified, “Borrower Agreement”), entered into by Borrower in favor of the Exim Bank and the Lender dated the same date as this Agreement, and (ii) a $6,000,000 principal amount term loan (“Term Loan”); collectively the Line of Credit, including the Exim Sub-Limit Line thereunder) and Term Loan are collectively referred to as the “Credit Facilities.”
     3.     The third sentence of under Section 6.1, Grant of Security Interest, of the Domestic Agreement is delete and replaced in its entirety with the following sentence: Without limiting Bank’s security interest in all of Borrower’s Deposit Accounts with Bank, Borrower shall deposit and maintain cash in one segregated Deposit Account with Bank as identified in Section 8.5(c)(1) below, and Bank will retain the rights of possession of such segregated Deposit Account, together with any evidence of such segregated Deposit Account such as certificates or passbooks, so long as any Indebtedness (except for inchoate indemnity obligations) are outstanding, and Borrower further acknowledges that during the continuance of any Event of Default Bank will place a “hold” on any and all Deposit Accounts pledged by Borrower under the terms of this Domestic Agreement as Collateral to secure the Indebtedness.
     4.     Clause (3) of paragraph (a), Additional Requirements, under Section 8.3, Financial Statements and Reports, of the Domestic Agreement is deleted in its entirety eliminating the requirement of Borrower to provide to Bank a monthly affidavit of liquidity.
     5.     Clause (1) only of paragraph (c), Other Requirements, of Section 8.5, Financial Covenants and Ratios, of the Domestic Agreement is deleted in its entirety eliminating the requirement of Borrower to maintain a minimum aggregate amount of Domestic Unrestricted Cash/Marketable Securities of $3,000,000.00, and replaced in its entirety with the following clause (1) under Section 8.5: (1) to deposit and maintain cash of not less than $3,800,000 in one segregated Deposit Account with Bank (account number 1101120495), which minimum amount Borrower acknowledges will be preserved in full and Borrower will not draw upon or reduce in any manner below such minimum amount so long as any Indebtedness (except for inchoate indemnity obligations) are outstanding.
     6.     At the end of paragraph (6) of Section 14.1, Rights and Remedies, the following provision is hereby added: , and without limiting the foregoing, Bank may take directly all funds in the Deposit Accounts and apply them to the Indebtedness. If any of the Deposit Accounts are subject to an early withdrawal penalty, that penalty shall be deducted from the Deposit Account before its application to the Indebtedness, whether the Deposit Account is with Bank or some other institution. Any excess funds remaining after application of the Deposit Account proceeds to the Indebtednesswill be paid to Borrower as the interests of Borrower may appear. Borrower agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Deposit Accounts to the Indebtedness. Bank also shall have all the rights of a secured party under the California Uniform Commercial Code, even if any of the Deposit Accounts are not otherwise subject to such Code concerning security interests, and the parties to this Agreement agree that the provisions of the Code giving rights to a secured party shall nonetheless be a part of this Agreement.
     7.     The definition of “Borrowing Base” under Section 17.6 of the Domestic Agreement, is deleted and replaced in its entirety with the following definition: The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $6,000,000.00 or (2) 80.000% of the aggregate amount of Eligible Accounts minus a Borrowing Base restriction amount determined by the Bank from time to time, up to a maximum of $2,200,000 of the aggregate dollar amount of the amounts otherwise determined to be Eligible Accounts (and for the avoidance of doubt, the parties acknowledge and agree that, to determine the dollar amount of the Borrowing Base, first 80.000% of the aggregate amount of Eligible Accounts will be determined without subtracting the Borrowing Base restriction amount, and then up to $2,200,000 will be subtracted from such aggregate amount of Eligible Accounts to complete the calculation of the actual Eligible Accounts for the purpose of this clause (2)).
     8.     Counterparts; Facsimile Signature Copies. This First Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Facsimile copies of the signatures set forth below will be deemed to be original signatures for all purposes.
     IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this First Amendment as of the date first written above.

IRIDEX CORPORATION		MID-PENINSULA BANK — PART OF GREATER BAY BANK N.A
By:	/s/ Barry G. Caldwell	By:	/s/ Stephen G. Heitel
	Barry G. Caldwell, President & CEO		Stephen G. Heitel, President & CEO

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